Filed Pursuant to Rule 424(b)(3)
Registration No. 333-278666
Prospectus Supplement
(to Prospectus dated May 8, 2024)
Silvaco Group, Inc.
Up to 294,217 Shares of Common Stock
This prospectus supplement updates, amends and supplements the prospectus, dated May 8, 2024 (the “Prospectus”) filed pursuant to Rule 424(b)(3), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-278666). This Prospectus Supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Current Report on Form 8-K that we filed with the U.S. Securities and Exchange Commission, or the SEC, on May 13, 2024, which is set forth below.
The Prospectus and this prospectus supplement relate to the sale of up to 294,217 shares of our common stock which may be resold from time to time by the selling shareholders identified in the Prospectus. We are not selling any common stock under the Prospectus and this prospectus supplement and will not receive any of the proceeds from the sale or other disposition of shares by the selling shareholders.
This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the Prospectus.  This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the Prospectus, including any supplements or amendments thereto.
We are a “controlled company” under the corporate governance rules of the Nasdaq Global Select Market, or Nasdaq, applicable to listed companies, and therefore we are permitted to, and we intend to, elect not to comply with certain corporate governance requirements thereunder. For more information, see the discussion under the heading “Management—Director Independence and Controlled Company Exemption” in the Prospectus.
Our common stock is listed on Nasdaq under the ticker symbol “SVCO.” On May 10, 2024, the last reported sale price of our common stock as $18.91 per share.
We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, and, as such, we have elected to provide in this prospectus more limited disclosures than an issuer that would not so qualify. In addition, for so long as we remain an emerging growth company, we may take advantage, for a period of time, of certain exceptions from the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Act of 2010.
In reviewing this prospectus, you should carefully consider the matters described under the heading “Risk Factors” in the Prospectus.
Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is May 13, 2024.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2024

Silvaco Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42043	27-1503712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Silvaco Group Inc.
4701 Patrick Henry Drive, Building #23
Santa Clara, CA 95054
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 567-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SVCO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 13, 2024, Silvaco Group, Inc. (the “Company”) filed its amended and restated certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware and its amended and restated bylaws (the “Bylaws”) became effective in connection with the closing of the initial public offering of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). As described in the final prospectus relating to the initial public offering, dated May 8, 2024 (the “Prospectus”), relating to the Registration Statement on Form S-1 (File No. 333-278666), as amended, filed with the Securities and Exchange Commission on May 10, 2024, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the Company’s board of directors and stockholders previously approved the amendment and restatement of these documents to be effective immediately prior to the closing of the Company’s initial public offering. A description of certain provisions of the Certificate of Incorporation and the Bylaws is set forth in the section titled “Description of Capital Stock” in the Prospectus.
The foregoing description of the Certificate of Incorporation and the Bylaws is qualified in its entirety by reference to (1) the Certificate of Incorporation filed as Exhibit 3.1 hereto and (2) the Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.
Item 8.01 Other Events.
On May 13, 2024, the Company completed its initial public offering of an aggregate of 6,000,000 shares of Common Stock at a price to the public of $19.00 per share. The gross proceeds to the Company from the initial public offering were $114.0 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Silvaco Group, Inc.
3.2	Amended and Restated Bylaws of Silvaco Group, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVACO GROUP, INC.

Date: May 13, 2024	By:	/s/ Babak Taheri
Babk Taheri
Chief Executive Officer

Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
SILVACO GROUP, INC.
Silvaco Group, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
FIRST:    The name of the corporation is Silvaco Group, Inc. The corporation’s original name was Saratoga International, Inc.
SECOND:    The original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on November 18, 2009 and most recently amended and restated pursuant to an Amended Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 18, 2013, as amended by the Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 29, 2024 (as so amended, the “Existing Certificate”).
THIRD:    Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates, integrates, and further amends the provisions of the Existing Certificate.
FOURTH:    The Existing Certificate shall be amended and restated to read in full as follows:
ARTICLE I
The name of the corporation is Silvaco Group, Inc. (the “Corporation”).
ARTICLE II
The registered agent and the address of the registered office in the State of Delaware are:
Corporation Service Company
251 Little Falls Drive
Wilmington, Delaware 19808
County of New Castle
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV
A.    Classes of Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is FIVE HUNDRED AND TEN MILLION (510,000,000), of which (i) FIVE HUNDRED MILLION (500,000,000) shares shall be Common Stock, par value of $0.0001 per share (the “Common Stock”), and (ii) TEN MILLION (10,000,000) shares shall be Preferred Stock, $0.0001 par value per share (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then-outstanding shares of Common Stock, voting together as a single class, without the vote of the holders of Preferred Stock, unless a separate, additional vote of the holders of Preferred Stock, or of any series thereof, is expressly required pursuant to the Preferred Stock Designation (as defined below) established by the board of directors of the Corporation (the “Board”).
B.    Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, as determined by the Board. The Board is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue (each, a “Preferred Stock Designation”), to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences, and relative participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof. The Board is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the Preferred Stock Designation otherwise provides, in case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Unless the Board provides to the contrary in the Preferred Stock Designation and to the fullest extent permitted by law, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.
C.    Common Stock.
1.    Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative participating, optional, or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.
2.    Voting Rights. Except as otherwise required by law or certificate of incorporation of the Corporation, as amended from time to time (this “Certificate of Incorporation”), each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation. No holder of shares of Common Stock shall have the right to cumulative votes.
3.    Dividends. Subject to the preferential rights of the Preferred Stock and except as otherwise required by law or this Certificate of Incorporation, the holders of shares of Common Stock shall be entitled to receive dividends, when, as and if declared by the Board, out of the assets of the Corporation which are by law available therefor.
ARTICLE V
In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders:
A.     Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the bylaws of the Corporation (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
Notwithstanding the foregoing, for so long as the Stockholder Agreement remains in effect and the Pesic Family owns (directly or indirectly), in the aggregate, at least 25% of the voting power of the then outstanding shares of capital stock of the Corporation, following the IPO Date, the prior written approval or consent of the Pesic Family shall be required for the Corporation to (either directly or indirectly through an Affiliate or otherwise or through one or a series of related transactions and whether by merger, consolidation, division, operation of law, or otherwise):
1.    implement any amendments to this Certificate of Incorporation or the Bylaws that would adversely affect the Pesic Family’s rights thereunder;
2.    (a) effect or consummate a Change of Control Event or (b) effect any other merger, consolidation, business combination, sale, or acquisition with a Person other than the Corporation and its subsidiaries, that results in changes in the rights or preferences of the holders of Equity Securities of the Corporation; and
3.    effect the liquidation, dissolution, or winding up of the business operations of the Corporation.
B.    Election of Directors. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
C.    Action by Stockholders. From and after the first date (the “Trigger Date”) on which the Pesic Family, ceases to beneficially own (directly or indirectly), in the aggregate, at least 50% of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, any action required or permitted to be taken by the Corporation’s stockholders may be effected only at a duly called annual or special meeting of the Corporation’s stockholders and the power of stockholders to consent in writing without a meeting is specifically denied. Prior to the Trigger Date, any action which is required or permitted to be taken by the Corporation’s stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Corporation’s stock entitled to vote thereon were present and voted.
D.    Special Meetings of Stockholders. Special meetings of stockholders of the Corporation may be called only by the Board acting pursuant to a resolution adopted by a majority of the Whole Board or by the Chairman of the Board, the Chief Executive Officer, or the President of the Corporation. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.
E.    Annual Meeting of Stockholders. An annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such date and time as the Board (or its designees) shall fix.
F.    Definitions. For purposes of this Article V, references to:
1.    “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director, or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person.
2.    “beneficially own” has the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); “beneficially owns,” “beneficially owned,” and “beneficial ownership” will have corresponding meanings.
3.    “Change of Control Event” means, with respect to the Corporation, (i) the closing of the sale, transfer, or other disposition of all or substantially all of the Corporation’s assets or intellectual property (determined on a consolidated basis), (ii) the consummation of the merger or consolidation of the Corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the then-outstanding Voting Securities of the Corporation (or voting securities of the surviving or acquiring entity)), (iii) any Person or group of Persons within the meaning of Section 13(d)(3) of the Exchange Act becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the then-outstanding Voting Securities of the Corporation, or (iv) the closing of the transfer (whether by merger, consolidation, or otherwise), in one transaction or a series of related transactions, to a

Person or group of affiliated Persons (other than an underwriter of the Corporation’s securities), of the Corporation’s securities if, after such closing and as a result of such closing, such Person or group of affiliated Persons would hold fifty percent (50%) or more of the then-outstanding Voting Securities of the Corporation (or voting securities of the surviving or acquiring entity); provided, however, that there shall not be a Change of Control Event hereunder if (A) the sole purpose of a transaction is to change the state of incorporation of the Corporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Corporation’s securities immediately prior to such transaction or (B) one or more the Pesic Family or, in the event the Pesic Family are deemed to be a group within the meaning of Section 13(d)(3) of the Exchange Act, one or more the Pesic Family, becomes the beneficial owner of fifty percent (50%) or more of the then-outstanding Voting Securities.
4.    “control” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of Voting Securities, by agreement, or otherwise. The terms “controls,” “controlled,” and “controlling” will have corresponding meanings.
5.    “Equity Securities” means, with respect to any Person, any shares of capital stock or equity of (or other ownership or profit interests in) such Person, any warrants, options, or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, any securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person, or warrants, options, or other rights for the purchase or acquisition from such Person of such shares of capital stock or equity of (or other ownership or profit interests in) such Person, restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation, and any other ownership or profit interests issued by such Person (including partnership or member interests therein), whether voting or nonvoting, and regardless of whether any such option, award, or right is vested or whether any conditions to the exercise of the rights conferred thereby have been met.
6.    “Governmental Authority” shall mean any federal, state, tribal, local, or foreign governmental or quasi-governmental entity or municipality or subdivision thereof or any authority, administrative body, department, commission, board, bureau, agency, court, tribunal or instrumentality, arbitration panel, commission, or similar dispute resolving panel or body, or any applicable self-regulatory organization.
7.    “IPO Date” means May 13, 2024.
8.    “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable law, or any Governmental Authority or any department, agency, or political subdivision thereof.
9.    “Pesic Family” shall mean Katherine Ngai-Pesic, Iliya Pesic, and Yelena Pesic, and each of their respective affiliates, collectively voting together as a single entity.

10.    “Stockholder Agreement” shall mean the Stockholder Agreement, dated as of April 12, 2024, by and among the Corporation and the Pesic Family (as the same may be amended, restated, supplemented, and/or otherwise modified from time to time in accordance with its terms).
11.    “Voting Securities” means the Common Stock and any other securities of the Corporation entitled to vote generally in the election of directors of the Corporation.
ARTICLE VI
A.    Number and Terms of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall have a term of office that expires at each of the Corporation’s annual meeting of stockholders following the effectiveness of the filing of this Certificate of Incorporation, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, (i) directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified; and (ii) if authorized by a resolution of the Board, directors may be elected to fill any vacancy on the Board, regardless of how such vacancy shall have been created.
B.    Quorum. A majority of the Whole Board shall constitute a quorum for all purposes at any meeting of the Board, and, except as otherwise expressly required by law or by this Certificate of Incorporation, all matters shall be determined by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present.
C.    Board Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, disqualification, removal from office, or other cause shall, unless otherwise required by law or determined by the Board, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
D.    Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
E.    Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting together as a single class.
ARTICLE VII
The Board is expressly authorized to adopt, amend, or repeal the Bylaws. Any adoption, amendment, or repeal of the Bylaws by the Board shall require the affirmative vote of a majority of the Whole Board. The stockholders shall also have power to adopt, amend, or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to adopt, amend, or repeal any provision of the Bylaws.
ARTICLE VIII
A.    Limitation on Liability. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended (including, but not limited to Section 102(b)(7) of the DGCL), a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. If the DGCL hereafter is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer, as applicable, of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such repeal or modification.
B.    Indemnification. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees, and agents of the Corporation (and any other persons to which DGCL permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise.
C.    Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.
ARTICLE IX
A.    Exclusive Forum; Delaware Chancery Court. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state or federal court located within the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought in the name or right of the Corporation or on behalf of the Corporation, (ii) any action or proceeding asserting a claim of breach of any fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action or proceeding arising or asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation, any Preferred Stock Designation or the Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or Bylaws, or (v) any action or proceeding asserting a claim governed by the internal affairs doctrine. If any action, the subject matter of which is within the scope of this Section, is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, that stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section (an “Enforcement Action”), and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder, in each case, to the fullest extent permitted by law. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section.
B.    Exclusive Forum; Federal District Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section.
C.    Equitable Relief. Failure to enforce the provisions contained in this Article IX would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.
ARTICLE X
Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend in any respect or repeal this Article X or any of Articles V, VI, VII, VIII, or IX.

ARTICLE XI
The effective date of this Amended and Restated Certificate of Incorporation shall be May 13, 2024.
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IN WITNESS WHEREOF, the Corporation has caused this amended and restated certificate to be signed by its Chief Executive Officer this 10th day of May, 2024.

SILVACO GROUP, INC.

By:	/s/ Babak Taheri
Babak Taheri, Chief Executive Officer

Exhibit 3.2

AMENDED AND RESTATED
B Y L A W S
OF
SILVACO GROUP, INC.
(a Delaware corporation)

-i-

TABLE OF CONTENTS
(continued)
-ii-

TABLE OF CONTENTS
(continued)
-iii-

AMENDED AND RESTATED
B Y L A W S
OF
SILVACO GROUP, INC.
(a Delaware corporation)
ARTICLE 1
Offices
1.1    Registered Office. The registered office of Silvaco Group, Inc. shall be set forth in the certificate of incorporation of the corporation.
1.2    Other Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors of the corporation (the “Board of Directors”) may from time to time designate, or as the business of the corporation may require.
ARTICLE 2
Meeting of Stockholders
2.1    Place of Meeting. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in these bylaws, or, if not so designated, at the principal executive offices of the corporation. The Board of Directors may, in its sole discretion, (a) determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication, or (b) permit participation by stockholders at such meeting by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).
2.2    Annual Meeting.
(a)    Annual meetings of stockholders shall be held each year on such date and at such time as shall be designated from time to time by or in the manner determined by the Board of Directors and stated in the notice of the meeting. Except as otherwise provided in the certificate of incorporation of the corporation, at each such annual meeting, the stockholders shall elect the directors to hold office until the succeeding annual meeting of stockholders. The stockholders shall also transact such other business as may properly be brought before the meeting. Except as otherwise restricted by the certificate of incorporation of the corporation or applicable law, the Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders.
1

2.3    Advance Notice of Business to be Brought Before a Meeting.
(a)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of record. A motion related to business proposed to be brought before any stockholders’ meeting may be made by any stockholder entitled to vote if the business proposed is otherwise proper to be brought before the meeting.
(b)    Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the corporation (even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors) and (ii) provide any updates or supplements to such notice at the time and in the forms required by this Section 2.3. To be timely, the stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders (which anniversary date, for purposes of the corporation’s first annual meeting of stockholders following the consummation of the initial public offering of the common stock of the corporation (the “IPO”) shall be deemed to be May 15, 2024); provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods, “Timely Notice”). For the purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c)    To be in proper form for purposes of this Section 2.3, a stockholder’s notice to the Secretary of the corporation shall set forth:
(i)    As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appears on the corporation’s books and records); and (2)  the number of shares of each class or series of stock of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) by such Proposing Person, except that such

Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of stock of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (1) and (2) are referred to as “Stockholder Information”);
(ii)    As to each Proposing Person, (1) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of stock of the corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (2) any rights to dividends on the shares of any class or series of stock of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation, (3) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation, (4) any other material relationship between such Proposing Person, on the one hand, and the corporation or any affiliate of the corporation, on the other hand, (5) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (6) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (7) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (7) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and
(iii)    As to each item of business that the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or person(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of stock of the corporation or other person or entity (including the names of such other holder(s), person(s) or entity(ies)) in connection with the proposal of such business by such stockholder and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.3(c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.
(d)    For purposes of this Section 2.3, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation and (iv) any affiliates of such persons in (i) through (iii).
(e)    A Proposing Person shall update and supplement its notice to the corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.3 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the later of the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation (i) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and (ii) not later than eight (8) business days prior to the later of the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the later of the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(f)    Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.3. The presiding person of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.3, and if he or she should so determine, he or she shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted.
(g)    This Section 2.3 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the corporation’s proxy statement. In addition to the requirements of this Section 2.3 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.3 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
2.4    Advance Notice of Nominations for Election of Directors at a Meeting.
(a)    Subject to the rights, if any, of holders of capital stock to vote separately to elect directors, nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but, in the case of a special meeting, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these bylaws, or (ii) by a stockholder present in person who (A) was a stockholder of record of the corporation (and with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in Section 2.4(b) and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.4 and Section 2.5 as to such notice and nomination.  The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at any annual meeting or special meeting of stockholders.

(b)    Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or, subject to the limitations set forth in these bylaws, at a special meeting of the stockholders, the stockholder must (i) provide Timely Notice (as defined in Section 2.3(b) of these bylaws) thereof in writing and in proper form to the Secretary of the corporation (even if such nomination is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors); (ii) have acted in accordance with the representations set forth in the Solicitation Statement required by these bylaws; (iii) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.4 and Section 2.5; and (iv) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4 and Section 2.5. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Notwithstanding anything herein to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the corporation at least ten (10) days before the last day a Nominating Person may deliver Timely Notice, a Nominating Person’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.
(c)    In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(d)    To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:
(i)    As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.3(c)(i), except that for purposes of this Section 2.4, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.3(c)(i));
(ii)    As to each Nominating Person, any Disclosable Interests (as defined in Section 2.3(c)(ii), except that for purposes of this Section 2.4, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.3(c)(ii), and the disclosure with respect to the business to be brought before the meeting in Section 2.3(c)(ii) shall be made with respect to nomination of each person for election as a director at the meeting) and a statement whether or not each such Nominating Person will deliver a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the voting power of the shares entitled to vote on the election of directors and file a definitive proxy statement with the U.S. Securities and Exchange Commission in accordance with the requirements of the Exchange Act (such statement, a “Solicitation Statement”); and
(iii)    As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.4 and Section 2.5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant , and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(a).
(e)    For purposes of this Section 2.4, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any other participant in such solicitation.
(f)    A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the later of the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation (i) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and (ii) not later than eight (8) business days prior to the later of the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the later of the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.
(g)    In addition to the requirements of this Section 2.4 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.
2.5    Additional Requirements for Valid Nomination of Candidates to Serve as Directors and, if Elected, to be Seated as Directors.
(a)    To be eligible to be a candidate for election as a director of the corporation at an annual meeting, a candidate must be nominated in the manner prescribed in Section 2.4 and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered within ten (10) calendar days of receipt of the questionnaire referred to in clause (i) of this sentence, to the Secretary at the principal executive offices of the corporation, (i) a completed written questionnaire (in the form provided by the corporation upon written request therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in the form provided by the corporation upon written request therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”), or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the corporation that has not been disclosed therein, and (C) if elected as a director of the corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).
(b)    The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the corporation.
(c)    A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.5, if necessary, so that the information provided or required to be provided pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the later of the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation (or any other office specified by the corporation in any public announcement) (i) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and (ii) not later than eight (8) business days prior to the later of the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the later of the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder or information provided by a candidate, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.
(d)    In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.
(i)    No candidate shall be eligible for nomination as a director of the corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.4 and this Section 2.5, as applicable. For any nomination to be properly brought before a meeting, the information provided by any Nominating Person or candidate, including the information contained in any questionnaire, shall not contain any false or misleading information or omit any material information that has been requested. In the event of a failure to meet the requirements of Section 2.4 and Section 2.5, (1) the corporation may omit or, to the extent feasible, remove the information concerning the nomination from its proxy materials and/or otherwise communicate to its stockholders that the nominee is not eligible for election at the annual meeting, (2) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the party and (3) the presiding person of the meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation. The presiding person at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.4 or this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the votes cast for the nominee in question) shall be void and of no force or effect.
(e)    Notwithstanding anything in these bylaws to the contrary, no candidate for nomination by a Nominating Person shall be eligible to be seated as a director of the corporation unless nominated and elected in accordance with Section 2.4 and this Section 2.5.

2.6    Special Meetings. Special meetings of the stockholders of the corporation may be called only by the Chairman of the Board of Directors, the Chief Executive Officer or the President of the corporation, or by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to the matters relating to the purpose or purposes stated in the notice of meeting. Except as otherwise restricted by the certificate of incorporation of the corporation or applicable law, the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders.
2.7    Notice of Meetings. Except as otherwise provided by law, the certificate of incorporation of the corporation, or these bylaws, written or electronic notice of each annual or special meeting of stockholders stating the place, if any, date, and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given in accordance with Section 232 of the DGCL not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
2.8    List of Stockholders. The corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation.
2.9    Organization and Conduct of Business. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of Directors or, in his or her absence, the Chief Executive Officer or President of the corporation or, in their absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.
The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

2.10    Quorum. Except where otherwise required by law, the rules of any stock exchange upon which the corporation’s securities are listed, the certificate of incorporation of the corporation or these bylaws, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.
2.11    Adjournments. The chairperson of the meeting, the stockholders (by the affirmative vote of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum) or any officer entitled to preside at such meeting, shall be entitled to adjourn such meeting from time to time, without notice other than announcement at the meeting. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholder and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 2.7 of these bylaws; provided, however, that if the adjournment is for more than thirty (30) days, notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.14 of these bylaws and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.
2.12    Voting Rights. Unless otherwise required by the DGCL or the certificate of incorporation of the corporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder. No holder of shares of the corporation’s common stock shall have the right to cumulative votes.
2.13    Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the votes cast affirmatively or negatively shall decide any question brought before such meeting, unless the question is one upon which by express provision of an applicable statute or of the certificate of incorporation of the corporation or of these bylaws, including Section 3.2 hereof, or of the rules of any a stock exchange upon which the corporation’s securities are listed, a different vote is required, in which case such express provision shall govern and control the decision of such question.
2.14    Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders entitled (i) to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, or (iii) to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not (a) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, (b) be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, or (c) be more than sixty (60) days before any other action to which the record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting in accordance with the foregoing provisions. If the Board of Directors does not fix a record date as described in the first two sentences of this paragraph, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.
2.15    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with Section 116 of the DGCL provided that such authorization shall set forth, or be delivered with, information enabling the corporation to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.
2.16    Inspectors of Election. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.
2.17    No Action Without a Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called and noticed in the manner required by these bylaws. The stockholders may not in any circumstance take action by written consent.

ARTICLE 3
Directors
3.1    Number, Election, Tenure and Qualifications. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the Board of Directors. The term of office of the directors shall expire at the corporation’s first annual meeting of stockholders following the effectiveness of the filing of the certificate of incorporation of the corporation (the “Effective Time”). The successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2025 annual meeting of the stockholders; at the 2025 annual meeting of the stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2026 annual meeting of the stockholders; and at each annual meeting of stockholders of the corporation thereafter, the directors elected at an annual meeting of stockholders to succeed those whose terms then expire shall hold office until the next succeeding annual meeting of stockholders, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. If authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.
3.2    Director Nominations. At each annual meeting of the stockholders, directors shall be elected by a plurality of votes cast, except as otherwise provided in this Section 3.2, and each director so elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death, or incapacity.
Notwithstanding the previous sentence, to the fullest extent permitted by law, if a majority of the votes cast with respect to the election of a director are marked “against” or “withheld” in an uncontested election, the director shall promptly tender his or her irrevocable resignation for the Board of Directors’ or the Nominating and Corporate Governance Committee’s consideration. If such director’s resignation is accepted by the Board of Directors or the Nominating and Corporate Governance Committee, then the Board of Directors or the Nominating and Corporate Governance Committee, in its sole discretion, may fill the resulting vacancy or may decrease the size of the Board of Directors.
3.3    Enlargement and Vacancies. Except as otherwise provided by the certificate of incorporation of the corporation, subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause shall, unless otherwise required by law or determined by the Board of Directors, be filled solely by a majority vote of the directors then in office, although less than a quorum, or by the sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Directors chosen pursuant to any of the foregoing provisions shall hold office until the next annual election and until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, or by the certificate of incorporation of the corporation or these bylaws, may exercise the powers of the full Board of Directors until the vacancy is filled.
3.4    Resignation and Removal. Any director may resign at any time upon written or electronic notice to the corporation addressed to the attention of the Chief Executive Officer, the Secretary, the Chairman of the Board of Directors or the Chair of the Nominating and Corporate Governance Committee of the Board of Directors, who shall in turn notify the full Board of Directors (although failure to provide such notification to the full Board of Directors shall not impact the effectiveness of such resignation). Such resignation shall be effective upon receipt of such notice by one of the individuals designated above unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Subject to the rights of the holders of any series of preferred stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the corporation then entitled to vote at an election of directors, voting together as a single class.
3.5    Powers. The business of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation of the corporation or by these bylaws directed or required to be exercised or done by the stockholders.
3.6    Chairman of the Board of Directors. The directors shall elect a Chairman of the Board of Directors and may elect a Vice Chair of the Board of Directors, each to hold such office until their successor is elected and qualified or until their earlier resignation or removal. In the absence or disability of the Chairman of the Board of Directors, the Vice Chair of the Board of Directors, if one has been elected, or another director designated by the Board of Directors, shall perform the duties and exercise the powers of the Chairman of the Board of Directors. The Chairman of the Board of Directors of the corporation may preside at all meetings of the stockholders and the Board of Directors and shall have such other duties as may be vested in the Chairman of the Board of Directors by the Board of Directors. The Vice Chair of the Board of Directors shall have such duties as may be vested in the Vice Chair of the Board of Directors by the Board of Directors.
3.7    Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.
3.8    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as may be determined from time to time by the Board of Directors; provided, however, that any director who is absent when such a determination is made shall be given prompt notice of such determination.
3.9    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, President, or by the written request of a majority of the directors then in office. Notice of the time and place, if any, of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or commercial delivery service, facsimile transmission, or by electronic mail or other electronic means, charges prepaid, sent to such director’s business or home address or email address, as applicable, as they appear upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least three (3) days prior to the time of holding of the meeting. In case such notice is delivered personally or by telephone or by commercial delivery service, facsimile transmission, or electronic mail or other electronic means, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.
3.10    Quorum, Action at Meeting, Adjournments. At all meetings of the Board of Directors, a majority of the Board of Directors, but in no case less than one third (⅓) of the Whole Board, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the certificate of incorporation of the corporation or these bylaws. For purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
3.11    Action Without Meeting. Unless otherwise restricted by the certificate of incorporation of the corporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. After such action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board of Directors or committee.
3.12    Telephone Meetings. Unless otherwise restricted by the certificate of incorporation of the corporation or these bylaws, any member of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of any committee, as the case may be, by means of conference telephone or by any form of communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.13    Committees. The Board of Directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the lawfully delegated powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the conduct of its business by the Board of Directors.
3.14    Fees and Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors.
ARTICLE 4
Officers
4.1    Officers Designated. The officers of the corporation shall be chosen by or in the manner determined by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The Board of Directors may also choose a Treasurer, one or more Vice Presidents, and one or more assistant Secretaries or assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation of the corporation or these bylaws otherwise provide.
4.2    Election. The Board of Directors shall choose a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. Other officers may be appointed by the Board of Directors or may be appointed pursuant to a delegation of authority from the Board of Directors.
4.3    Tenure. Each officer of the corporation shall hold office until such officer’s successor is appointed and qualified, unless a different term is specified at the appointment of such officer, or until such officer’s earlier death, resignation, removal or incapacity. Any officer may be removed with or without cause at any time by the Board of Directors or a committee duly authorized to do so (or in the manner determined by the Board of Directors). Any vacancy occurring in any office of the corporation may be filled by or in the manner determined by the Board of Directors, at its discretion. Any officer may resign by delivering such officer’s written resignation to the corporation to the attention of the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
4.4    The Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board of Directors, in the absence of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the

Board of Directors are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent of the corporation.
4.5    The President. The President shall, in the event there is no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her disability, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed for such person by the Board of Directors, the Chief Executive Officer, or these bylaws.
4.6    The Vice President. The Vice President, if any (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his or her disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for such person(s) by the Board of Directors, the Chief Executive Officer, the President, or these bylaws.
4.7    The Secretary. The Secretary shall attend all meetings of the Board of Directors and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer, under whose supervision he or she shall act. The Secretary shall sign such instruments on behalf of the corporation as the Secretary may be authorized to sign by the Board of Directors or by law and shall countersign, attest and affix the corporate seal to all certificates and instruments where such countersigning or such sealing and attesting are necessary to their true and proper execution.
4.8    The Assistant Secretary. The Assistant Secretary, or if there be more than one, any Assistant Secretaries in the order designated by the Board of Directors (or in the absence of any designation, in the order of their election) shall assist the Secretary in the performance of his or her duties and, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.
4.9    The Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer in charge of the general accounting books, accounting and cost records and forms. The Chief Financial Officer may also serve as the principal accounting officer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.

4.10    The Treasurer and Assistant Treasurers. The Treasurer (if one is appointed) shall have such duties as may be specified by the Chief Financial Officer to assist the Chief Financial Officer in the performance of his or her duties and to perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer. It shall be the duty of any Assistant Treasurers to assist the Treasurer in the performance of his or her duties and to perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.
4.11    Bond. If required by the Board of Directors, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including without limitation a bond for the faithful performance of the duties of such officer’s office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or under such officer’s control and belonging to the corporation.
4.12    Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
ARTICLE 5
Notices
5.1    Delivery. Whenever, under the provisions of law, or of the certificate of incorporation of the corporation or these bylaws, written notice is required to be given to any stockholder, such notice may be given (a) by mail, addressed to such stockholder, at such person’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, or (b) by nationally recognized courier service, and such notice shall be deemed to be given at the earlier of when the notice is received or left at such stockholder’s address. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.
5.2    Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation of the corporation or of these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation of the corporation or these bylaws.

ARTICLE 6
Indemnification of Directors and Officers
6.1    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, or trustee or in any other capacity while serving as a director, officer, or trustee, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 6.3 of this Article 6 with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.
6.2    Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 6.1 of this Article 6, an indemnitee shall also have the right to be paid by the corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 6.2 or otherwise.
6.3    Right of Indemnitee to Bring Suit. If a claim under Section 6.1 or 6.2 of this Article 6 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 6 or otherwise shall be on the corporation.
6.4    Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article 6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s certificate of incorporation, bylaws, agreement, vote of stockholders or directors, or otherwise.
6.5    Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.
6.6    Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.
6.7    Nature of Rights. The rights conferred upon indemnitees in this Article 6 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, or trustee and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Any amendment, alteration, or repeal of this Article 6 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

6.8    Severability. If any word, clause, provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any Section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any Section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
ARTICLE 7
Capital Stock
7.1    Certificates for Shares. The shares of the corporation shall be (a) represented by certificates or (b) uncertificated and evidenced by a book-entry system maintained by or through the corporation’s transfer agent or registrar. Certificates shall be signed by, or in the name of the corporation by, any two authorized officers of the corporation, including the Chief Executive Officer, the President, the Secretary, or the Chief Financial Officer.
Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send or cause to be sent to the registered owner thereof a written notice or electronic transmission containing the information required by Section 151(f) of the DGCL or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
7.2    Signatures on Certificates. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
7.3    Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and proper evidence of compliance with other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions and proper evidence of compliance with other conditions to rightful transfer from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

7.4    Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of Delaware.
7.5    Lost, Stolen or Destroyed Certificates. The corporation may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and on such terms and conditions as the corporation may require. When authorizing the issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it may require, to indemnify the corporation in such manner as it may require, and/or to give the corporation a bond or other adequate security in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
ARTICLE 8
General Provisions
8.1    Dividends. Dividends upon the capital stock of the corporation, subject to any restrictions contained in the DGCL or the provisions of the certificate of incorporation of the corporation, if any, may be declared by the Board of Directors at any regular or special meeting or by unanimous written consent. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the certificate of incorporation of the corporation.
8.2    Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors or its designees may from time to time designate.
8.3    Corporate Seal. The Board of Directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board of Directors.
8.4    Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances.
8.5    Representation of Shares or Interests of Other Entities. The Chief Executive Officer, the President or any Vice President, the Chief Financial Officer or the Treasurer or any

Assistant Treasurer, or the Secretary or any Assistant Secretary of the corporation is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any corporation or corporations or similar ownership interests of other business entities standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares or similar ownership interests held by the corporation in any other corporation or corporations or other business entities may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.
ARTICLE 9
Forum for Adjudication of Disputes
9.1    Exclusive Forum; Delaware Chancery Court. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state or federal court located within the State of Delaware), shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the corporation or on behalf of the corporation, (b) any action or proceeding asserting a claim for breach of any fiduciary duty owed by any director, officer, employee, agent, or stockholder of the corporation to the corporation or the corporation’s stockholders, (c) any action or proceeding arising or asserting a claim arising pursuant to any provision of the DGCL or any provision of the certificate of incorporation of the corporation, any Preferred Stock Designation (as that term is defined in the certificate of incorporation of the corporation), or these bylaws, (d) any action or proceeding to interpret, apply, enforce, or determine the validity of the certificate of incorporation of the corporation or these bylaws, or (e) any action or proceeding asserting a claim governed by the internal affairs doctrine. If any action, the subject matter of which is within the scope of this Section, is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, that stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section (an “Enforcement Action”), and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder, in each case, to the fullest extent permitted by law. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.1.
9.2    Exclusive Forum; Federal District Courts. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.2.

9.3    Failure to Enforce Exclusive Forum. Failure to enforce the provisions contained in this Article 9 would cause the corporation irreparable harm, and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.
ARTICLE 10
Amendments
Subject to the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation, without any action on the part of the stockholders, by the affirmative vote of at least a majority of the Board of Directors. In addition to any vote of the holders of any class or series of stock of the corporation required by law, by the certificate of incorporation of the corporation, or by any Preferred Stock Designation, the bylaws may also be adopted, amended or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote thereon, voting together as a single class.

CERTIFICATE OF SECRETARY
I, the undersigned, hereby certify:
(i)    that I am a duly elected, acting and qualified Secretary of Silvaco Group, Inc., a Delaware corporation; and
(ii)    that the foregoing bylaws, comprising 23 pages, constitute the bylaws of such corporation as duly adopted by the Board of Directors of such corporation on April 26, 2024, which bylaws became effective May 13, 2024.
IN WITNESS WHEREOF, I have hereunto subscribed my name as of the thirteenth day of May, 2024.

/s/ Thomas Yih
Thomas Yih, Secretary